EXHIBIT 10.1

Second AMENDMENT TO SIXTH AMENDED AND RESTATED

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 27, 2020, is by and among RANGE RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Sixth Amended and Restated Credit Agreement, dated as of April 13, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as provided herein, and the Administrative Agent and the Lenders have agreed to do so on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1.Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1New Definitions.  The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read in their entirety as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Second Amendment Effective Date” means March 27, 2020.

“Total Commitment Utilization Percentage” shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the aggregate Total Exposures of all Lenders on such day, and the denominator of which is the Total Commitment.

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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

1.2Amended Definitions.  The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Applicable Margin” shall mean, for any day, with respect to any ABR Loan or LIBOR Loan or Commitment Fees, as the case may be,

(a)at any time other than during an Investment Grade Period, the rate per annum set forth in the grid below based upon the Total Commitment Utilization Percentage in effect on such day:

Total Commitment Utilization Percentage	LIBOR Loans	ABR Loans	Commitment Fee Rate
> 90%	2.75%	1.75%	0.375%
> 75% and < 90%	2.50%	1.50%	0.375%
> 50% and < 75%	2.25%	1.25%	0.350%
> 25% and < 50%	2.00%	1.00%	0.300%
< 25%	1.75%	0.75%	0.300%

and (b) at any time during an Investment Grade Period, the rate per annum set forth in the grid below based upon the higher of the Ratings assigned to the Borrower by Moody’s or S&P in effect on such day:

Rating	LIBOR Loans	ABR Loans	Commitment Fee Rate
< Ba1/BB+	2.25%	1.25%	0.30%
Baa3/BBB-	2.00%	1.00%	0.25%
Baa2/BBB	1.75%	0.75%	0.20%
> Baa1/BBB+	1.625%	0.625%	0.15%

Each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date

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immediately preceding the effective date of the next such change.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”  means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Commitment Fee Rate” shall mean, for any day, with respect to the Available Commitment on any day, the applicable rate per annum set forth under the column heading “Commitment Fee Rate” in the definition of “Applicable Margin” and based upon the Total Commitment Utilization Percentage or the higher of the Ratings assigned to the Borrower by Moody’s or S&P, as applicable, in effect on such day.

“Letter of Credit Sublimit” shall mean, at any time, five hundred million dollars ($500,000,000), as the same may be reduced from time to time pursuant to Section 3.1, provided that the Borrower may elect to increase the Letter of Credit Sublimit by delivery of a written request specifying the amount of such increase by up to two hundred and fifty million dollars ($250,000,000) in increments of fifty million dollars ($50,000,000) with the consent of the Administrative Agent and the applicable Letter of Credit Issuer that has agreed to increase its Letter of Credit Commitment (which may include a new Letter of Credit Issuer that provides new Letter of Credit Commitments pursuant to Section 3.6), provided that no Borrowing Base Deficiency, Default or Event of Default exists at the time of such request and provided further, that in no event shall any such increase be effective if it would increase the Commitment of any Lender (other than, for the avoidance of doubt, the Letter of Credit Commitment of the applicable increasing or new Letter of Credit Issuer).

“Reserve Report” shall mean the Initial Reserve Report and any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st and June 30th, respectively (or such other date in the event of certain Interim Redeterminations), the Proved Reserves and the Proved Developed Reserves attributable to the Borrowing Base Properties of the Borrower and the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating

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expenses and Capital Expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(g).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.3Deleted Definitions.  The definitions of “Borrowing Base Utilization Percentage” and “Interim PV-9 Reports” in Section 1.1 of the Credit Agreement are hereby deleted in their entirety.

1.4Amendment to Section 2.14(b).  Section 2.14(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)Scheduled and Interim Redeterminations.  Following the Second Amendment Effective Date, the Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.14 (each a “Scheduled Redetermination”), and, subject to Section 2.14(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders on or about May 1st and November 1 of each year, commencing November 1, 2020.  In addition, the Borrower may at any time (including prior to the Scheduled Redetermination occurring on or about November 1, 2020), by notifying the Administrative Agent thereof, not more than once between Scheduled Redeterminations, and the Administrative Agent, following the Scheduled Redetermination date of May 1, 2020, may, at the direction of the Required Lenders, by notifying the Borrower thereof, not more than once between Scheduled Redeterminations, in each case elect to cause the Borrowing Base to be redetermined between Scheduled

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Redeterminations (each an “Interim Redetermination”) in accordance with this Section 2.14.

1.5Amendment to Section 2.14(c)(ii)(A).  Section 2.14(c)(ii)(A) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(A)in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.13(a) in a timely manner, then on or before April 15th and October 15th of such year following the date of delivery, or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.13(a) in a timely manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.14(c)(i); and

1.6Amendment to Section 2.14(d)(i).  Section 2.14(d)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.13(a) in a timely and complete manner, on or about May 1st or November 1st of such year, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.13(a) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and

1.7Amendment to Section 9.13.  Clauses (a) and (c) of Section 9.13 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(a)On or before April 1st and October 1st of each year, commencing October 1, 2020, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, as of the immediately preceding December 31st and June 30th, respectively, the Proved Reserves of the Borrower and the Credit Parties located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America) that the Borrower desires to have included in any calculation of the Borrowing Base.  Each Reserve Report as of December 31st shall be prepared, at the Borrower’s election, (i) by or under the supervision of the chief engineer of the Borrower and audited by one or more Approved Petroleum Engineers; provided, that so long as such audit covers at least 85% of the total value of Proved Reserves set forth in such Reserve Report, the remaining value may be covered by a report prepared by or under the supervision of the chief engineer of the Borrower or (ii) by one or more Approved Petroleum Engineers; provided, so long as such report covers at least 85% of the total value of Proved Reserves set forth in such Reserve Report, the remaining value

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may be covered by a report prepared by or under the supervision of the chief engineer of the Borrower. Each Reserve Report as of June 30th shall be prepared, at the Borrower’s election, (A) in accordance with one of the options in the preceding sentence or (B) by petroleum engineers employed by the Borrower or any of its Subsidiaries.

(c)[Reserved].

1.8Amendment to Section 10.11(c).  Section 10.11(c) of the Credit Agreement is hereby amended by deleting the phrase “or Interim PV-9 Report” therein.

1.9Amendment to Section 13.27.  Section 13.27 of the Credit Agreement is hereby amended and restated by (i) replacing the phrase “EEA Financial Institution” in each instance it occurs with the phrase “Affected Financial Institution” and (ii) replacing the phrases “an EEA Resolution Authority” and “any EEA Resolution Authority” in each instance they occur with the phrase “the applicable Resolution Authority”.

SECTION 2.Redetermined Borrowing Base.  This Amendment shall constitute the New Borrowing Base Notice in respect of a Scheduled Redetermination of the Borrowing Base pursuant to Section 2.14 of the Credit Agreement, and the Administrative Agent and the Required Lenders hereby notify the Borrower (and the Borrower hereby acknowledges) that effective as of the date hereof, the Borrowing Base shall be $3,000,000,000, and such redetermined Borrowing Base shall remain in effect until the earlier of (a) the next redetermination of the Borrowing Base pursuant to Section 2.14 of the Credit Agreement or (b) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement.  Notwithstanding anything in Section 2.14 of the Credit Agreement, the Borrower, the Administrative Agent and the Required Lenders hereby agree that the New Borrowing Base Notice provided for in this Section 2 shall constitute the May 2020 Scheduled Redetermination, and shall not be considered or deemed to be an Interim Redetermination for purposes of Section 2.14 of the Credit Agreement.

SECTION 3.Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment and the New Borrowing Base Notice contained in Section 2 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1Execution and Delivery.  The Borrower, the Lenders (or at least the requisite percentage thereof), and the Administrative Agent shall have executed and delivered this Amendment and each other required document, all in form and substance satisfactory to the Administrative Agent.

3.2Consent and Reaffirmation.  The Guarantors shall have executed and delivered the Consent and Reaffirmation attached hereto (the “Consent and Reaffirmation”).

3.3Fees and Expenses.  The Administrative Agent shall have received payment of all costs, fees, expenses (including the fees and expenses of the Administrative Agent’s counsel) of the Administrative Agent and other amounts due and payable in connection with this Amendment (to the extent billed prior to the date of this Amendment).

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3.4No Default.  No Default or Event of Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

3.5Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 4.Representations and Warranties of the Borrower.  To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

4.1Reaffirmation of Representations and Warranties/Further Assurances.  Subject to Section 5.1 hereof, after giving effect to the amendments contained herein, each representation and warranty of the Borrower and each Guarantor contained in the Credit Agreement and in each of the other Credit Documents is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).

4.2Corporate Power and Authority; Enforceability.  The Borrower has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.  The Borrower has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or law).  Each Guarantor has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Consent and Reaffirmation attached hereto and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Consent and Reaffirmation.  Each Guarantor has duly executed and delivered the Consent and Reaffirmation and the Consent and Reaffirmation constitutes the legal, valid and binding obligation of the Guarantors enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or law).

4.3No Violation.  None of the execution, delivery or performance by the Borrower of this Amendment, nor by the Guarantors of the Consent and Reaffirmation, or the compliance with the terms and provisions of each thereof will (a) contravene any material applicable provision of any material Requirement of Law, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower (other than Liens created under the Credit Documents) pursuant to the terms of any Contractual Requirement except to the extent such breach, default or Lien would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of the Borrower.

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4.4No Default.  As of the date of this Amendment, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5.Miscellaneous.

5.1Reaffirmation of Credit Documents and Liens.  Except as amended and modified hereby, any and all of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by the Borrower.  The Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of the Borrower under the Credit Agreement and the other Credit Documents or the Liens securing the payment and performance thereof.

5.2Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed counterpart to this Amendment by facsimile or other electronic means shall be effective as delivery of manually executed counterparts of this Amendment.

5.4Legal Expenses.  The Borrower hereby agrees to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.5Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

5.6Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.7Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

5.8Waivers of Jury Trial.  THE BORROWER, THE ADMINISTRATIVE AGENT, EACH LETTER OF CREDIT ISSUER AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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5.9Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.10Reference to and Effect on the Credit Documents.

(a)This Amendment shall be deemed to constitute a Credit Document for all purposes and in all respects.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Credit Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

[Remainder of Page Intentionally Blank.  Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

RANGE RESOURCES CORPORATION, as the Borrower:

By:	MARK S. SCUCCHI
	Name:	Mark S. Scucchi
	Title:	Chief Financial Officer

Range Resources Corporation - Second AmendmentSignature Page

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Letter of Credit Issuer and a Lender

By:	DAVID MORRIS
Name: David Morris
Title: Authorized Officer

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bank of america, n.a., as a Letter of Credit Issuer and a Lender

By:	RONALD E. MCKAIG
Name: Ronald E. McKaig
Title: Managing Director

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ROYAL BANK OF CANADA, as a Letter of Credit Issuer and a Lender

By:	EMILEE SCOTT
Name: Emilee Scott
Title: Authorized Signatory

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BANK OF MONTREAL, as a Lender

By:	JAMES V. DUCOTE
Name: James V. Ducote
Title: Managing Director

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CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

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CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

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CITIBANK, N.A., as a Lender

By:	PHIL BALLARD
Name: Phil Ballard
Title: Vice President

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	PATRICK LE MAU DE TALANCE
Name: Patrick Le Mau de Talance
Title: Managing Director

By:	MICHAEL WILLIS
Name: Michael Willis
Title: Managing Director

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MUFG UNION BANK, N.A., as a Lender

By:	TRACI BANKSTON
Name: Traci Bankston
Title: Director

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	MARK E. THOMPSON
Name: Mark E. Thompson
Title: Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	MICHAEL REAL
Name: Michael Real
Title: Director

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NATIXIS, NEW YORK Branch, as a Lender

By:	NATH VIKRAM
Name: Nath Vikram
Title: Director

By:	ALEJANDRO CAMPOS
Name: Alejandro Campos
Title: Director

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Société Générale, as a Lender

By:	HALLIE RANSONE
Name: Hallie Ransone
Title: Director

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ABN AMRO CAPITAL USA LLC, as a Lender

By:	DAVID MONTGOMERY
Name: David Montgomery
Title: Managing Director

By:	DARRELL HOLLEY
Name: Darrell Holley
Title: Managing Director

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BARCLAYS BANK PLC, as a Lender

By:	SYDNEY G. DENNIS
Name: Sydney G. Dennis
Title: Director

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BBVA USA, as a Lender

By:	JULIA BARNHILL
Name: Julia Barnhill
Title: Vice President

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	NUPUR KUMAR
Name: Nupur Kumar
Title: Authorized Signatory

By:	BASTIEN DAYER
Name: Bastien Dayer
Title: Authorized Signatory

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MIZUHO BANK, LTD., as a Lender

By:	EDWARD SACKS
Name: Edward Sacks
Title: Authorized Signatory

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KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	GEORGE E. MCKEAN
Name: George E. McKean
Title: Senior Vice President

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	MOLLY SCHULTZ
Name: Molly Schultz
Title: Assistant Vice President

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TRUIST BANK, as successor by merger to SunTrust Bank, as a Lender

By:	GREG KRABLIN
Name: Greg Krablin
Title: Senior Vice President

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ZB, N.A. DBA AMEGY BANK, as a Lender

By:	MATT LANG
Name: Matt Lang
Title: VP – Amegy Bank Division

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BOKF, NA DBA BANK OF TEXAS, as a Lender

By:	SCOTT MILLER
Name: Scott Miller
Title: Senior Vice President

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TRUIST BANK, formerly known as Branch Banking and Trust Company, as a Lender

By:	GREG KRABLIN
Name: Greg Krablin
Title: Senior Vice President

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COMERICA BANK, as a Lender

By:	MACKENZIE DOLD
Name: Mackenzie Dold
Title: Vice President

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COMMONWEALTH BANK OF AUSTRALIA, as a Lender

By:	GAVIN SMYTH
Name: Gavin Smyth
Title: Executive Director

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The Bank of Nova Scotia, as a Lender

By:
Name:
Title:

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CONSENT AND REAFFIRMATION

The undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Second Amendment to Sixth Amended and Restated Credit Agreement (the “Second Amendment”); (ii) consents to the Borrower’s execution and delivery thereof; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Borrower to the Secured Parties pursuant to the terms of its Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties or the Liens granted by it securing payment and performance thereunder and (v) reaffirms that the Guarantee and such Liens are and shall continue to remain in full force and effect.  Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that the Lenders have no obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers for its Guaranty to remain in full force and effect, and nothing herein shall create such duty or obligation.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of this Second Amendment.

GUARANTORS:

RANGE RESOURCES–PINE MOUNTAIN, INC.
RANGE RESOURCES – APPALACHIA, LLC
RANGE PRODUCTION COMPANY, LLC
RANGE RESOURCES-MIDCONTINENT, LLC
RANGE RESOURCES- LOUISIANA, INC.
RANGE LOUISIANA OPERATING, LLC

By:	MARK S. SCUCCHI
	Name:	Mark S. Scucchi
	Title:	Chief Financial Officer of all of the foregoing Guarantors

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